UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2018

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2018, the ANSYS, Inc. (the “Company”) Board of Directors (the “Board”) approved an amendment and restatement of the Company’s Second Amended and Restated By-laws (the “By-laws Amendment”) to provide for “proxy access” to the Company’s stockholders. The By-Laws Amendment added a new Article II, Section 4 that allows eligible stockholders who, individually or as part of a group of up to twenty (20) individual stockholders, have continuously held 3% of the Company’s outstanding common stock for at least three years to include stockholder-nominated director candidates in the Company’s proxy materials for annual stockholder meetings. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of (A) two (2) or (B) twenty percent (20%) of the number of Directors in office on the last day on which a proxy access nomination may be delivered as set forth in the By-Laws Amendment. The By-Laws Amendment also sets forth the procedures and requirements related to any proxy access nomination.

The summary of the By-laws Amendment above is qualified in its entirety by the Third Amended and Restated By-laws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated By-Laws of Ansys, Inc., effective as of January 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: January 19, 2018	By:	/s/ Janet Lee
Janet Lee – Vice President, General Counsel and Secretary